Exhibit 21.1

SUBSIDIARIES OF INFOR, INC.

Name of Subsidiary	Jurisdiction of Incorporation
North America
Infor (Canada), Ltd.	Canada
GT Nexus, Inc.	US – Delaware
GT Topco, LLC	US – Delaware
GTNX, Inc.	US – Delaware
Infinium Software, Inc.	US – Massachusetts
Infor (GA), Inc.	US – Georgia
Infor (US), Inc.	US – Delaware
Infor Public Sector, Inc.	US – California
Infor Retail Holdings, Inc.	US – Delaware
Platform Settlement Services, LLC	US – Delaware
Seneca Acquisition Subsidiary Inc.	US – Delaware
TradeCard, Inc.	US – Delaware
Latin America
Infor (Argentina) S.A.	Argentina
Infor do Brasil Softwares Ltda.	Brazil
TriSyn IP Ltd.	Cayman Islands
Infor Chile Softwares Ltda.	Chile
Infor Colombia S.A.S.	Colombia
Infor Mexico Softwares S.A. de C.V.	Mexico
CLS de Mexico, S.A. de C.V.	Mexico City, Federal District
Infor International Software, Inc.	Puerto Rico
Datastream Latinamerica S.R.L.	Uruguay
Perville S.A.	Uruguay
Infor Global Solutions (Venezuela) C.A.	Venezuela
EMEA
Infor (Österreich) GmbH	Austria
Infor (Belgium) N.V.	Belgium
S.P.R.L. Certpoint Europe	Belgium
Infor (Česká Republika) s.r.o.	Czech Republic
Infor Global Solutions OY	Finland
Infor (France) S.A.S.	France
GT Nexus Europe GmbH	Germany
Infor (Deutschland) GmbH	Germany
Infor (Friedrichsthal I) GmbH	Germany
Infor Global Solutions Holding GmbH	Germany

Infor (Gibraltar) Ltd.	Gibraltar
Geac Magyarország Ltd.	Hungary
Infor (Dublin II) Ltd.	Ireland
Infor (Ireland) Ltd.	Ireland
Infor Global Solutions (Europe) Ltd.	Ireland
Infor Global Solutions (Pegasus) Ltd.	Ireland
JBA Software Products (Ireland) Ltd.	Ireland
Quantum Solutions Holding Co. Ltd.	Ireland
SSA Global Technologies Ltd.	Israel
Infor (Italia) s.r.l.	Italy
Infor (Saudi Arabia) Ltd.	Kingdom of Saudi Arabia
Infor Global Solutions European Finance S.A.R.L.	Luxembourg
MIVE S.A.R.L.	Luxembourg
Infor (Amersfoort) B.V.	Netherlands
Infor (Barneveld) B.V.	Netherlands
Infor (Nederland) B.V.	Netherlands
Softbrands Holdings B.V.	Netherlands
Systems Union International B.V.	Netherlands
Infor (Norge) AS	Norway
Infor (Polska) Sp. zo.o.	Poland
Infor Global Solutions Informática e Consultoria, Lda	Portugal
Infor Software (Russia) LLC	Russia
Infor (South Africa) Pty. Ltd.	South Africa
Infor Software Iberia, S.A.U.	Spain
Infor (Sweden) AB	Sweden
Lawson International AB	Sweden
Infor (Schweiz) AG	Switzerland
Infor (Steinhausen) II GmbH	Switzerland
Infor (Farnborough) Ltd.	United Kingdom
Infor (Midlands ) Ltd.	United Kingdom
Infor (Midlands II) Ltd.	United Kingdom
Infor (Midlands III), Ltd.	United Kingdom
Infor (Midlands IV) Ltd.	United Kingdom
Infor (Subholdings) Ltd.	United Kingdom
Infor (United Kingdom) Ltd.	United Kingdom
Infor Global Solutions (Midlands V) Co.	United Kingdom
Infor Global Solutions (Midlands VI) Ltd.	United Kingdom
Infor Global Solutions EMEA Holdings Ltd.	United Kingdom
Infor Global Solutions UK Intermediate Holdings Ltd.	United Kingdom
Infor UK Holdings Ltd.	United Kingdom
Sugar Acquisition Ltd.	United Kingdom

Systems Union Group Ltd.	United Kingdom
APAC
Infor (ANZ) Pty. Ltd.	Australia
Infor Global Solutions (ANZ Holdings) Pty Ltd.	Australia
EXE Technologies (Shanghai) Co., Ltd.	China
Infor (China) Ltd.	China
Infor Global Solutions (Beijing) Co., Inc.	China
Infor Global Solutions (Shanghai) Ltd.	China
TradeCard Enterprise Mgmt. Consulting (Shenzhen) Co. Ltd.	China
Boss Solutions Ltd.	Hong Kong
GT Nexus Asia Pacific Ltd.	Hong Kong
GT Nexus International Ltd.	Hong Kong
Infor (Hong Kong) Ltd.	Hong Kong
SoftBrands (HK) Ltd.	Hong Kong
Approva Systems Pvt. Ltd.	India
GT Nexus Software Pvt. Ltd.	India
Infor (Bangalore) Pvt. Ltd.	India
Infor (India) Pvt. Ltd.	India
PT Infor Software Indonesia	Indonesia
Infor Japan (M3) K.K.	Japan
Infor Japan K.K.	Japan
Infor (Korea) Ltd.	Korea
Infor (Malaysia) Sdn. Bhd.	Malaysia
Infor Manufacturing (Malaysia) Sdn. Bhd.	Malaysia
Infor (New Zealand)	New Zealand
Infor International Software, Inc.	Philippines
Infor Philippines SAAS, Inc.	Philippines
Infor PSSC, Inc.	Philippines
JBA International Philippines, Inc.	Philippines
Infor (S.E.A.) Pte. Ltd.	Singapore
Infor (Singapore Holdings) Pte. Ltd.	Singapore
Orbis Pte. Ltd.	Singapore
GT Nexus Services Pvt. Ltd.	Sri Lanka
eStar Solutions (Thailand) Co., Ltd.	Thailand
Infor Software (Thailand) Co Ltd.	Thailand